Exhibit 99.1

     Transatlantic Holdings, Inc. Announces Third Quarter Results


    NEW YORK--(BUSINESS WIRE)--Oct. 27, 2005--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net loss for the third quarter of 2005 amounted to ($144.2) million, or ($2.19) per common share (diluted), compared to a net loss of ($21.8) million, or ($0.33) per common share (diluted), in the same prior year quarter. Net income for the first nine months of 2005 amounted to $24.4 million, or $0.37 per common share (diluted), compared to $155.6 million, or $2.35 per common share (diluted), in the same prior year period.
    Third quarter 2005 results include the aggregate estimated pre-tax impact of significant catastrophe loss events amounting to $395 million, or $256 million on an after-tax basis. The first nine months of 2005 includes the aggregate estimated pre-tax impact of significant catastrophe loss events amounting to $445 million, or $292 million on an after-tax basis. Such pre-tax costs for the third quarter and first nine months of 2005 include approximately $300 million related to Hurricane Katrina and approximately $50 million related to Hurricane Rita. These estimates, which are net of reinsurance and also reflect the net cost of reinstatement premiums, are based on preliminary information and reflect significant judgments related to many factors, including the ultimate resolution of certain legal and regulatory issues. As a result, there remains uncertainty at this time as to the ultimate costs TRH will bear related to these catastrophe events.
    Third quarter and nine months 2004 results include the aggregate estimated pre-tax impact of catastrophe losses amounting to $165 million, or $115 million after-tax, arising principally from hurricanes which struck the United States and the Caribbean and typhoons that affected Japan.
    Robert F. Orlich, Chairman, President and Chief Executive Officer, commented, "This year's results have been severely impacted by catastrophe losses related to several events, including Hurricane Katrina, the worst insured catastrophe loss in history. Despite such unprecedented losses, Transatlantic reported positive net income for the year to date period. In addition, operating cash flow and net investment income remain strong.
    "The events of 2005 have prompted our industry to reassess catastrophe risk management practices. That process will likely bring about significant change in such practices as well as increased costs to purchase catastrophe-exposed coverages, consistent with the risk adjusted returns needed to adequately compensate for assuming such exposures.
    "Prior to the catastrophe events occurring in the latter part of the third quarter, weakening rates and increased ceding company retentions prevailed in many market sectors. Such conditions, as well as net ceded reinstatement premiums related to catastrophe losses approximating $40 million for the 2005 third quarter and $60 million for 2005 to date, have contributed to premium declines compared to the year-ago periods. After the catastrophe events, marine and property rates in affected regions have increased dramatically, while rates in many other areas have firmed. The longer term impact on market conditions is less clear as industry participants reevaluate risk assessment techniques, risk management strategies and risk appetite.
    "While significant challenges lie ahead, Transatlantic retains its position as a well-established and consistent reinsurance market with diversified products and geographic spread, built on a platform of financial strength."
    For the third quarter of 2005, loss before income taxes amounted to ($276.3) million compared to ($43.2) million in the third quarter of 2004. These results include pre-tax realized net capital gains of $13.5 million and $5.0 million in the third quarters of 2005 and 2004, respectively. For the first nine months of 2005, (loss) income before income taxes amounted to ($65.9) million compared to $184.8 million in the same prior year period. Included in these results are pre-tax realized net capital gains of $24.4 million and $14.5 million for the first nine months of 2005 and 2004, respectively. Each of the amounts of (loss) income before income taxes reported above include pre-tax catastrophe losses as discussed earlier in this release.
    Net premiums written for the third quarter of 2005 totaled $858.2 million compared to $987.4 million in the same period in 2004, a decrease of 13.1 percent. Net premiums written for the first nine months of 2005 totaled $2,627.2 million compared to $2,822.1 million in the comparable prior year period, a decrease of 6.9 percent. International business represented 55.0 percent of net premiums written in the first nine months of 2005 versus 48.1 percent in the comparable 2004 period. (Refer to the table in the consolidated statistical supplement presenting the effect of changes in the foreign currency exchange rates on the decrease in net premiums written between periods.)
    For the third quarter of 2005, the combined ratio was 144.2 versus
113.0 for the comparable 2004 quarter. The net impact of significant catastrophe loss events added 46.6 to the combined ratio for the third quarter of 2005 and 17.5 to the combined ratio for the third quarter of 2004. For the first nine months of 2005, the combined ratio was
112.9 compared to 101.7 in the same prior year period. The net impact of significant catastrophe loss events added 17.0 to the combined ratio for the first nine months of 2005 and 6.0 to the combined ratio for the first nine months of 2004.
    Net loss and loss adjustment expense reserves increased $499.1 million during the third quarter due, in large part, to recent catastrophe losses, bringing the net increase in such reserves for the first nine months of 2005 to $575.1 million. At September 30, 2005, net loss and loss adjustment expense reserves stood at $5.56 billion. Paid losses for the first nine months of 2005 includes $168 million related to catastrophes occurring principally in 2004. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the consolidated statistical supplement for additional information.)
    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.
    Net investment income increased 15.7 percent in the third quarter of 2005 to $87.6 million compared to $75.7 million reported in the year ago quarter. For the first nine months of 2005, net investment income increased 16.1 percent to $256.1 million compared to $220.6 million in the same 2004 period. At September 30, 2005, investments and cash totaled $8.65 billion.
    Other deductions, net, includes stock compensation expense of $1.9 million and $5.1 million for the third quarter and first nine months of 2005, respectively. A component of such compensation expense, namely, $0.9 million and $2.0 million in the third quarter and first nine months of 2005, respectively, relates to TRH employees' participation in past Starr International Company (SICO) Deferred Compensation Profit Participation Plans (the SICO Plans). Other deductions, net, for the third quarter and first nine months of 2004 includes $0.7 million and $2.1 million related to stock compensation expense, respectively. No stock compensation expense was recorded by TRH relative to the SICO Plans in 2004.
    The income tax benefits recorded for the third quarter and first nine months of 2005 consider the estimated impact of all known events, including those that have occurred subsequent to the end of the 2005 third quarter, such as Hurricane Wilma, for purposes of computing the estimated full year effective tax rate. Such effective tax rate is used in the determination of the interim period tax benefits, pursuant to the application of the effective tax rate method. As Hurricane Wilma occurred in the fourth quarter of 2005, all other impacts on the financial statements of TRH related to such event will be recorded in TRH's fourth quarter results.
    At September 30, 2005, TRH's consolidated assets and stockholders' equity were $11.67 billion and $2.54 billion, respectively. Book value per common share was $38.61.
    In the third quarter of 2005, the Board of Directors declared a quarterly cash dividend of $0.12 per common share to stockholders of record as of November 25, 2005, payable on December 9, 2005. Also, during the third quarter of 2005, TRH repurchased 39,000 shares of its common stock pursuant to a previously announced buyback program.
    Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:


    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. In addition, please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                                       Three Months Ended
                                          September 30,
                                     -----------------------
                                        2005        2004      Change
                                     ----------- ----------- ---------
                                 (in thousands, except per share data)
Statement of Operations Data:

Revenues:
   Net premiums written                $858,175    $987,385    (13.1)%
   Increase in net unearned premiums    (13,682)    (46,779)
                                     ----------- -----------
   Net premiums earned                  844,493     940,606    (10.2)
   Net investment income                 87,566      75,664     15.7
   Realized net capital gains            13,508       5,029
                                     ----------- -----------
                                        945,567   1,021,299
                                     ----------- -----------
Expenses:
   Net losses and loss adjustment
    expenses                            974,674     810,075
   Net commissions                      226,920     248,164
   Other underwriting expenses           20,519      17,264
   Increase in deferred acquisition
    costs                                (3,118)    (12,161)
   Other deductions, net                  2,849       1,140
                                     ----------- -----------
                                      1,221,844   1,064,482
                                     ----------- -----------

(Loss) income before income taxes      (276,277)    (43,183)      -
Income taxes (benefits)                (132,070)    (21,345)
                                     ----------- -----------
Net (loss) income                     ($144,207)   ($21,838)      -
                                     =========== ===========

----------------------------------------------------------------------

Net (loss) income per common share:
   Basic                                 ($2.19)     ($0.33)      -
   Diluted                                (2.19)      (0.33)      -

Dividends per common share                0.120       0.100     20.0

Weighted average common shares
 outstanding:
   Basic                                 65,844      65,770
   Diluted                               65,844      65,770

----------------------------------------------------------------------

Ratios:
   Loss and loss adjustment expense       115.4        86.1
   Underwriting expense                    28.8        26.9
   Combined                               144.2       113.0

----------------------------------------------------------------------

                                        Nine Months Ended
                                          September 30,
                                     -----------------------
                                        2005        2004      Change
                                     ----------- ----------- ---------
                                 (in thousands, except per share data)
Statement of Operations Data:

Revenues:
   Net premiums written              $2,627,209  $2,822,052     (6.9)%
   Increase in net unearned premiums    (33,115)    (92,795)
                                     ----------- -----------

   Net premiums earned                2,594,094   2,729,257     (5.0)
   Net investment income                256,143     220,563     16.1
   Realized net capital gains            24,429      14,493
                                     ----------- -----------

                                      2,874,666   2,964,313
                                     ----------- -----------
Expenses:
   Net losses and loss adjustment
    expenses                          2,232,187   2,049,445
   Net commissions                      645,639     697,422
   Other underwriting expenses           60,124      53,446
   Increase in deferred acquisition
    costs                                (5,247)    (24,597)
   Other deductions, net                  7,897       3,819
                                     ----------- -----------
                                      2,940,600   2,779,535
                                     ----------- -----------

(Loss) income before income taxes       (65,934)    184,778       -
Income taxes (benefits)                 (90,317)     29,139
                                     ----------- -----------
Net (loss) income                    $   24,383  $  155,639    (84.3)
                                     =========== ===========

----------------------------------------------------------------------

Net (loss) income per common share:
   Basic                             $     0.37  $     2.37    (84.4)
   Diluted                                 0.37        2.35    (84.3)

Dividends per common share                0.340       0.288     18.1

Weighted average common shares
 outstanding:
   Basic                                 65,831      65,705
   Diluted                               66,161      66,206

----------------------------------------------------------------------

Ratios:
   Loss and loss adjustment expense        86.0        75.1
   Underwriting expense                    26.9        26.6
   Combined                               112.9       101.7

----------------------------------------------------------------------


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
            As of September 30, 2005 and December 31, 2004

                                                2005          2004
                                            ------------  ------------
                                     (in thousands, except share data)
Balance Sheet Data:

                  ASSETS

Investments and cash:
   Fixed maturities:
      Held to maturity, at amortized cost
       (market value: 2005-$1,287,824;
       2004-$1,120,789)                     $ 1,258,899   $ 1,091,464
      Available for sale, at market value
       (amortized cost: 2005-$5,341,899;
       2004-$5,130,081) (pledged, at
       market value: 2005-$732,986;
       2004-$823,155)                         5,516,556     5,323,722
   Equities:
      Common stocks available for sale,
       at market value (cost: 2005-$571,858;
       2004-$565,137) (pledged, at market
       value: 2005-$76,018; 2004-$30,228)       609,230       614,252
      Common stocks trading, at market
       value (cost: 2005 - $31,860)             31,230            -
      Nonredeemable preferred stocks
       available for sale, at market
       value (cost: 2005-$12,353;
       2004-$18,008)                             12,352        17,948
   Other invested assets                        172,719       178,499
   Short-term investment of funds received
    under securities loan agreements            827,509       875,081
   Short-term investments, at cost which
    approximates market value                    38,356        42,602
   Cash and cash equivalents                    181,552       143,435
                                            ------------  ------------
             Total investments and cash       8,648,403     8,287,003
Accrued investment income                       112,602        94,671
Premium balances receivable, net                681,803       647,894
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
   Affiliates                                   369,318       272,362
   Other                                      1,099,863       704,372
Deferred acquisition costs                      208,308       203,061
Prepaid reinsurance premiums                     94,591        97,532
Deferred income taxes                           337,083       236,710
Other assets                                    120,285        61,687
                                            ------------  ------------
             Total assets                   $11,672,256   $10,605,292
                                            ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Unpaid losses and loss adjustment
 expenses                                   $ 6,977,120   $ 5,941,464
Unearned premiums                             1,076,178     1,057,265
Payable under securities loan agreements        827,509       875,081
Other liabilities                               249,871       144,353
                                            ------------  ------------
             Total liabilities                9,130,678     8,018,163
                                            ------------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000                              -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2005-66,809,265; 2004-66,711,866                66,809        66,712
Additional paid-in capital                      208,382       191,403
Accumulated other comprehensive income           46,817        95,234
Retained earnings                             2,241,321     2,249,393
Treasury Stock, at cost; 2005-985,900;
 2004-884,100 shares of common stock            (21,751)      (15,613)
                                            ------------  ------------
             Total stockholders' equity       2,541,578     2,587,129
                                            ------------  ------------
             Total liabilities and
              stockholders' equity          $11,672,256   $10,605,292
                                            ============  ============



             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                             Three Months Ended    Nine Months Ended
                                September 30,        September 30,
                            -------------------- ---------------------
                               2005      2004       2005      2004
                            ---------- --------- --------- -----------
                                          (in thousands)
Cash Flow Data:

Net cash provided by
 operating activities        $229,992  $289,144  $561,432    $721,651
                            ---------- --------- --------- -----------

Cash flows from investing
 activities:
   Proceeds of fixed
    maturities available
    for sale sold              73,743   149,510   354,242     438,957
   Proceeds of fixed
    maturities available
    for sale redeemed or
    matured                   147,848   117,765   286,786     291,568
   Proceeds of equities
    sold                      213,693   227,255   627,584     618,197
   Purchase of fixed
    maturities held to
    maturity                  (73,629) (172,962) (169,893)   (317,690)
   Purchase of fixed
    maturities available
    for sale                 (370,360) (426,218) (992,659) (1,121,734)
   Purchase of equities      (205,102) (237,768) (636,638)   (622,938)
   Net sale (purchase) of
    other invested assets      32,210   (14,088)   16,194    (108,918)
   Net sale (purchase) of
    short-term investment
    of funds received under
    securities loan
    agreements                 39,204  (104,950)   47,572    (354,769)
   Net (purchase) sale of
    short-term investments     (8,519)  (12,096)    4,368      (3,608)
   Change in other
    liabilities for
    securities in course
    of settlement              33,544    86,446    13,484      86,933
   Other, net                   1,646       398     3,226        (257)
                            ---------- --------- --------- -----------
      Net cash used in
       investing
       activities            (115,722) (386,708) (445,734) (1,094,259)
                            ---------- --------- --------- -----------
Cash flows from financing
 activities:
   Net funds (disbursed)
    received under
    securities loan
    agreements                (39,204)  104,950   (47,572)    354,769
   Dividends to
    stockholders               (7,901)   (6,578)  (21,068)    (18,139)
   Proceeds from common
    stock issued                  282      (634)    1,576       4,366
   Acquisition of
    treasury stock             (2,248)        -    (6,138)          -
   Other, net                    (757)      (44)     (815)       (150)
                            ---------- --------- --------- -----------
      Net cash (used in)
       provided by
       financing
       activities             (49,828)   97,694   (74,017)    340,846
                            ---------- --------- --------- -----------
Effect of exchange rate
 changes on cash and cash
 equivalents                     (264)     (394)   (3,564)        695
                            ---------- --------- --------- -----------
      Change in cash
       and cash
       equivalents             64,178      (264)   38,117     (31,067)
Cash and cash equivalents,
 beginning of period          117,374   152,084   143,435     182,887
                            ---------- --------- --------- -----------
      Cash and cash
       equivalents,
       end of period         $181,552  $151,820  $181,552    $151,820
                            ========== ========= ========= ===========



             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                               Three Months Ended    Nine Months Ended
                                   September 30,       September 30,
                               -------------------- ------------------
                                  2005      2004      2005      2004
                               ---------- --------- -------- ---------
                                           (in thousands)
Comprehensive (Loss) Income
 Data:

Net (loss) income              ($144,207) ($21,838)  $24,383 $155,639
                               ---------- --------- -------- ---------

Other comprehensive (loss)
 income:
   Net unrealized (depreciation)
    appreciation of investments:
       Net unrealized holding
        (losses) gains           (34,832)   96,541   (3,035)  (28,467)
       Related income tax
        effect                    12,191   (33,790)   1,063     9,963
       Reclassification
        adjustment for gains
        included in net (loss)
        income                   (13,508)   (5,029) (24,429)  (14,493)
       Related income tax
        effect                     4,728     1,761    8,550     5,073
                               ---------- --------- -------- ---------
                                 (31,421)   59,483  (17,851)  (27,924)
                               ---------- --------- -------- ---------

   Net unrealized currency
    translation gain (loss)        4,907    25,982  (47,024)  (23,392)
   Related income tax effect      (1,718)   (9,094)  16,458     8,187
                               ---------- --------- -------- ---------
                                   3,189    16,888  (30,566)  (15,205)
                               ---------- --------- -------- ---------

           Other comprehensive
            (loss) income        (28,232)   76,371  (48,417)  (43,129)
                               ---------- --------- -------- ---------

Comprehensive (loss) income    ($172,439)  $54,533 ($24,034) $112,510
                               ========== ========= ======== =========



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data:

                          Three Months Ended     Nine Months Ended
                             September 30,         September 30,
                         --------------------- -----------------------
                            2005       2004       2005       2004
                         ---------- ---------- ---------- ------------
                                        (in thousands)

Net premiums written by office:

   Domestic                $383,217  $494,927  $1,182,623  $1,465,313
                         ---------- ---------- ---------- ------------

   International:

      Europe:
            London          190,925   201,633     577,665     607,289
            Paris            80,154    85,652     267,852     204,633
            Zurich           98,108   100,881     279,932     253,740
                         ---------- ---------- ---------- ------------
                            369,187   388,166   1,125,449   1,065,662
                         ---------- ---------- ---------- ------------

      Other:
            Toronto          21,054    16,293      58,244      47,221
            Miami (Latin
             America
             and the
             Caribbean)      52,894    50,028     152,010     141,312
            Hong Kong        25,478    25,704      75,386      63,870
            Tokyo             6,345    12,267      33,497      38,674
                         ---------- ---------- ---------- ------------
                            105,771   104,292     319,137     291,077
                         ---------- ---------- ---------- ------------

   Total international      474,958   492,458   1,444,586   1,356,739
                         ---------- ---------- ---------- ------------

Total net premiums
 written                   $858,175  $987,385  $2,627,209  $2,822,052
                         =========== ========= ========== ============

Effect of changes in
 foreign currency
 exchange rates on
 the decrease in net
 premiums written in
 2005 as compared to
 2004:


                       Three Months   Nine Months
                          Ended         Ended
                      September 30,  September 30,
                      ------------- --------------
 Decrease in original
  currency                  (14.2)%         (8.5)%
 Foreign exchange
  effect                      1.1            1.6
                      ------------- --------------
 Decrease as reported
  in U.S. dollars           (13.1)%         (6.9)%
                      ============= ==============



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data (continued):

Other net premiums written data (estimated):


                         Three Months Ended      Nine Months Ended
                            September 30,          September 30,
                      ----------------------- -----------------------
                          2005        2004        2005        2004
                      ----------- ----------- ----------- -----------

  Treaty                    95.0 %      96.1 %      95.5 %      96.4 %
  Facultative                5.0         3.9         4.5         3.6
                      ----------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                      =========== =========== =========== ===========

  Property                  27.5 %      27.0 %      29.2 %      26.9 %
  Casualty                  72.5        73.0        70.8        73.1
                      ----------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                      =========== =========== =========== ===========

Total gross
 premiums written
 (in thousands)       $1,032,019  $1,086,832  $3,003,529  $3,166,946
                      =========== =========== =========== ===========

Source of gross
 premiums written:

  Affiliates                10.1 %      13.6 %      13.8 %      16.7 %
  Other                     89.9        86.4        86.2        83.3
                      ----------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                      =========== =========== =========== ===========

Supplemental Net Loss
 and Loss Adjustment
 Expense Reserve Data:

                         Three Months Ended      Nine Months Ended
                            September 30,          September 30,
                      ----------------------- -----------------------
                          2005        2004        2005        2004
                      ----------- ----------- ----------- -----------
                                      (in millions)

Changes in net loss
 and loss adjustment
  expense reserves:

  Reserve for net
   unpaid losses and
   loss adjustment
   expenses at
   beginning of period  $5,056.7    $4,369.4    $4,980.6    $3,956.4
  Foreign exchange
   effect                    0.1        (9.1)      (83.6)       35.2
  Net losses and loss
   adjustment expenses
   incurred                974.7       810.0     2,232.2     2,049.4
  Net losses and loss
   adjustment expenses
   paid                    475.7       501.2     1,573.4     1,371.9
                      ----------- ----------- ----------- -----------
  Reserve for net
   unpaid losses and
   loss adjustment
   expenses at end
   of period            $5,555.8    $4,669.1    $5,555.8    $4,669.1
                      =========== =========== =========== ===========



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data:

                                          September 30, 2005
                                        ---------------------
                                         Amount      Percent
                                        ----------- ---------
                                       (dollars in thousands)
Investments by category:

 Fixed maturities:
     Held to maturity (at amortized cost):
       Domestic and foreign municipal   $1,258,899      14.9 %
                                        ----------- ---------

     Available for sale (at market value):
       Corporate                         1,540,684      18.2
       U.S. Government and government
        agencies                           230,776       2.7
       Foreign government                  200,157       2.3
       Domestic and foreign municipal    3,544,939      41.9
                                        ----------- ---------
                                         5,516,556      65.1
                                        ----------- ---------
                Total fixed maturities   6,775,455      80.0
                                        ----------- ---------

 Equities:
     Available for sale:
       Common stocks                       609,230       7.2
       Nonredeemable preferred stocks       12,352       0.1
                                        ----------- ---------
                                           621,582       7.3
     Trading:
       Common stocks                        31,230       0.4
                                        ----------- ---------
                Total equities             652,812       7.7
                                        ----------- ---------

 Other invested assets                     172,719       2.0
 Short-term investment of funds received
  under securities loan agreements         827,509       9.8
 Short-term investments                     38,356       0.5
                                        ----------- ---------
                Total investments       $8,466,851     100.0 %
                                        =========== =========

Fixed maturities portfolio data:

                                        ----------- --------- -------
 Ratings as of September 30, 2005:        Held to   Available
                                          Maturity  for Sale   Total
                                        ----------- --------- -------

     Aaa                                      14.4 %    46.8 %  61.2 %
     Aa                                        2.9      29.2    32.1
     A                                         1.3       4.8     6.1
     Baa                                         -       0.5     0.5
     Not rated                                   -       0.1     0.1
                                        ----------- --------- --------
       Total                                  18.6 %    81.4 % 100.0 %
                                        =========== ========= ========

 Duration as of September 30, 2005:            4.6 years



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data
 (continued):
                               Three Months Ended    Nine Months Ended
                                  September 30,        September 30,
                             ----------------------- -----------------
                                  2005        2004     2005      2004
                             ----------- ----------- --------  -------

Pre-tax yield on fixed maturity
 portfolio (a)                    4.4%        4.5%      4.4%    4.5%

Effective tax rate on net
 investment income (b)           17.5%       16.8%     17.1%   16.6%

   (a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.

   (b) Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
                           (Estimated)
                          September 30,  December 31,
                              2005           2004
                           ----------- -------------
                                (in thousands)

Statutory surplus of
 Transatlantic Reinsurance
 Company                   $1,874,427  $1,944,450



    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040